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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 24, 2005

                              KATY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                    001-05558                  75--1277589
(State of Incorporation)     (Commission File Number)         (IRS Employer
                                                            Identification No.)

                              765 Straits Turnpike
                          Middlebury, Connecticut 06762
               (Address of principal executive offices) (Zip Code)

                                 (203) 598-0397
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          Appointment of Principal Officers.

      On May 24, 2005, the Board of Directors of Katy Industries, Inc. (the "Board") announced the appointment of Anthony T. Castor, III as President and Chief Executive Officer, effective June 1, 2005. Mr. Castor was also appointed as a member of the Board, also effective June 1, 2005.

      The Compensation Committee of the Board approved a compensation package for Mr. Castor which includes a base salary of $525,000 with a target incentive bonus of 70% of his base salary. For 2005 only, half ($183,750) of Mr. Castor's target incentive bonus will be guaranteed. Mr. Castor was also granted 750,000 options with an exercise price of $3.59 to purchase common stock of the Company, vesting in 3 annual installments. Mr. Castor will be entitled to additional options (such that his total options do not exceed 5% of the Company's diluted common equity) if the Company's 15% Convertible Preferred Stock is converted to common stock by the holder. These additional options would have an exercise price at the greater of a) $6.00 or b) the Company's common stock price at the time the 15% Convertible Preferred Stock is converted by the holder. In addition, Mr. Castor will be covered under a split dollar life insurance policy. The Company expects to enter into an employment agreement with Mr. Castor containing these terms.

      Mr. Castor, 53, has been a director of Super Vision International, a company engaged in the design, manufacture, marketing, and sale of fiber optic lighting systems and components, since October 2004 and previously served as a director of Super Vision International from 1996 through 2003. Mr. Castor is currently an independent consultant. From 2003 until April 2005, Mr. Castor was the President and Chief Executive Officer of Chromalox, Inc., a manufacturer of electric heating products located in Pittsburgh, Pennsylvania. From 2002 to 2003, Mr. Castor was an independent consultant. From 2000 to 2002, Mr. Castor served as President, Chief Executive Officer and a Director of the Morgan Group, Inc., a specialty transportation company. Mr. Castor joined the Morgan Group in a turnaround capacity and during his tenure the primary assets of the company were divested prior to liquidating the remaining assets of the company. The Morgan Group filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in 2002. From 1998 until 2000, Mr. Castor served as President and Chief Executive Officer of Precision Industrial Corporation, a worldwide supplier of capital equipment for processing metal.

      The Board also announced the retirement of C. Michael Jacobi, the current President and Chief Executive Officer of Katy, effective May 31, 2005. Mr. Jacobi resigned as a member of the Board, also effective as of May 31, 2005. He will continue with the Company in a consulting capacity.

      A press release relating these events is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

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Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits.

      Exhibit 99.1   Press release issued by Katy Industries, Inc. on May 24,
                     2005.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   KATY INDUSTRIES, INC.
                                   (Registrant)


                                   By: /s/ Amir Rosenthal
                                       -----------------------------------------
                                       Amir Rosenthal
                                       Vice President, Chief Financial Officer,
                                       General Counsel and Secretary

Date: May 31, 2005

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                                    Exhibits

Exhibit No.      Description
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99.1             Press release issued by Katy Industries, Inc. on May 24, 2005.